Exhibit 99.1

Simulations Plus Reports Fourth Quarter and Fiscal 2023 Financial Results
Fiscal 2023 revenue increased 11% year-over-year to $59.6 million
Provides Fiscal 2024 revenue guidance of $66 - $69 million (+10-15%) and EPS guidance of $0.66 - $0.68
Simulations Plus to host its Investor Day on November 14, 2023

LANCASTER, CA, October 25, 2023 – Simulations Plus, Inc. (Nasdaq: SLP), a leading provider of modeling and simulation software and services for pharmaceutical drug discovery and development, today reported financial results for its fourth quarter and fiscal 2023, ended August 31, 2023.

Fourth Quarter Financial Highlights

•Total revenue increased 33% to $15.6 million
•Software revenue increased 59% to $9.3 million, representing 60% of total revenue
•Services revenue increased 8% to $6.3 million, representing 40% of total revenue
•Gross profit increased 35% to $12.3 million; gross margin was 78%
•Adjusted EBITDA of $4.9 million, representing 31% of total revenue
•Adjusted EPS of $0.18
•Net income of $0.5 million and diluted earnings per share (EPS) of $0.03, compared to net income of $1.0 million and diluted EPS of $0.05 in the fourth quarter of 2022

Full Year Financial Highlights

•Total revenue increased 11% to $59.6 million
•Software revenue increased 12% to $36.5 million, representing 61% of total revenue
•Services revenue increased 8% to $23.1 million, representing 39% of total revenue
•Gross profit increased 11% to $47.9 million; gross margin was 80%
•Adjusted EBITDA of $20.6 million, representing 35% of total revenue
•Adjusted EPS of $0.67
•Net income of $10.0 million and diluted EPS of $0.49, compared to net income of $12.5 million and diluted EPS of $0.60 in fiscal 2022

Management Commentary

“We delivered strong revenue and earnings results for fiscal 2023, marked by our team’s impressive execution on building strong customer relationships,” said Shawn O’Connor, Chief Executive Officer of Simulations Plus. “Our ability to drive growth while navigating a challenging environment demonstrates the strength of our customer-centric business model and the effort and dedication of our colleagues throughout the year.”

“Fourth quarter revenue increased 33% year-over-year, driven by strong contribution across our software segment offerings, with notable performance by GastroPlus, and solid performance in our services offering, especially in our quantitative systems pharmacology (QSP) business unit, which benefitted from our Immunetrics acquisition in the quarter. Gross margins for the fourth quarter remained strong at 78%, reflecting a favorable mix of higher margin software sales and our ability to pass along price increases. We achieved our fiscal 2023 guidance for both revenue and adjusted diluted EPS.”

“Our renewal harmonization initiative to simplify and align contract renewals played out as expected and is essentially complete. We achieved our goal of gaining greater visibility into our revenues, and with contract harmonization now embedded in the normal course of our business processes, we expect that both Simulations Plus and our customers will see the benefits going forward.”

“The integration of Immunetrics is going well. Immunetrics brings its strong reputation in the immunology and oncology markets and has a healthy pipeline, including new accounts sourced from our Simulations Plus customer base.”

“We believe that we enter fiscal 2024 well-positioned for continued growth. The underlying fundamentals of our market are resilient, our pipeline is healthy, our profitability is strong, and our balance sheet is sound. Our team remains committed to innovative and disciplined growth that delivers long-term returns for our shareholders.”

Fiscal 2024 Guidance

	Fiscal 2024 Guidance	Annual Increase
Revenue	$66M - $69M	10 - 15%
Software mix	55 - 60%	—
Services mix	40 - 45%	—
Diluted earnings per share	$0.66 - $0.68	35 - 39%

Quarterly Dividend

The Company’s Board of Directors declared a cash dividend of $0.06 per share of the Company’s common stock, payable on November 6, 2023, to shareholders of record as of October 30, 2023. The declaration of any future dividends will be determined by the Board of Directors each quarter and will depend on earnings, financial condition, capital requirements, and other factors.

Environmental, Social, and Governance

We focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our ESG website.

Webcast and Conference Call Details

Shawn O’Connor, chief executive officer, and Will Frederick, chief financial officer, will host a conference call and webcast today at 5 p.m. Eastern Time to discuss the details of the Company’s performance for the quarter and certain forward-looking information. The call may be accessed by registering here or by calling 1-877-451-6152 or 1-201-389-0879. The webcast will be available on our website under Conference Calls & Presentations. A replay of the webcast will be available on the website approximately one hour following the call.

Investor Day

Simulations Plus will host a virtual Investor Day on Tuesday, November 14, 2023. Presentations will be made by CEO Shawn O’Connor, CFO Will Frederick and business unit leaders. The presentations will provide an in-depth overview of Simulations Plus’ paths to win through stronger customer alignment, its growth strategy, and financial outlook. Attendance is by invitation only to institutional investors and analysts. Presentations are expected to begin at 1:00 p.m. ET, and the event is expected to conclude at 3:00 p.m. ET. Dial-in information will be available at a later date, and a more detailed agenda, presentations and a live webcast will be available on the day of the event on the Simulations Plus website at https://www.simulations-plus.com/investorscorporate-profile/conference-calls/. A replay and transcript of the webcast will be available shortly after the event.

Non-GAAP Definitions

Adjusted EBITDA

Adjusted EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization, stock-based compensation, (gain) loss on currency exchange, any acquisition- or financial-transaction-related expenses, and any asset impairment charges. Currency exchange excluded represents the exchange rate fluctuations on the foreign currency denominated transactions. The impact of transactions in foreign currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The Company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The Company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation. Adjusted EBITDA represents a measure that we believe is customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that Adjusted EBITDA is useful in evaluating our core operating results. However, Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income or operating income as an indicator of our operating performance or to net cash provided by operating activities as a measure of our liquidity. The Company’s Adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to nonrecurring, unusual items.

Adjusted Diluted EPS

Adjusted diluted EPS is calculated based on net income excluding the impact of any acquisition- or financial-transaction-related expenses, any asset impairment charges, and tax provisions / benefits related to the previous items. The Company excludes the above items because they are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

The Company believes that the use of non-GAAP measures helps investors to gain a better understanding of the Company’s core operating results and future prospects, consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts.

About Simulations Plus

Serving clients worldwide for more than 25 years, Simulations Plus is a leading provider in the biosimulation market providing software and consulting services supporting drug discovery, development, research, and regulatory submissions. We offer solutions that bridge artificial intelligence (AI)/machine learning, physiologically based pharmacokinetics, quantitative systems pharmacology/toxicology, and population PK/PD modeling approaches. Our technology is licensed and applied by major pharmaceutical, biotechnology, and regulatory agencies worldwide. For more information, visit our website at www.simulations-plus.com. Follow us on LinkedIn | Twitter | YouTube.

Forward-Looking Statements

Except for historical information, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties. Words like “believe,” “expect,” and “anticipate” mean that these are our best estimates as of this writing, but there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to successfully integrate the Immunetrics business with our own, as well as expenses we may incur in connection therewith, our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, market conditions, macroeconomic factors, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports and filed with the U.S. Securities and Exchange Commission.

Investor Relations Contacts:
Tamara Gonzalez
Financial Profiles
310-622-8234
slp@finprofiles.com

Renee Bouche
Simulations Plus Investor Relations
661-723-7723
renee.bouche@simulations-plus.com

SIMULATIONS PLUS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Years ended August 31,
(in thousands, except per common share amounts)	2023	2022	2021
Revenues
Software	$36,517	$32,642	$27,670
Services	23,060	21,264	18,796
Total revenues	59,577	53,906	46,466
Cost of revenues
Software	3,627	3,060	3,235
Services	8,003	7,762	7,365
Total cost of revenues	11,630	10,822	10,600
Gross profit	47,947	43,084	35,866
Operating expenses
Research and development	4,504	3,208	4,047
Selling, general, and administrative	34,718	24,965	20,566
Total operating expenses	39,222	28,173	24,613

Income from operations	8,725	14,911	11,253

Other income (expense), net	2,970	204	(168)

Income before income taxes	11,695	15,115	11,085
Provision for income taxes	(1,734)	(2,632)	(1,303)
Net income	$9,961	$12,483	$9,782

Earnings per share
Basic	$0.50	$0.62	$0.49
Diluted	$0.49	$0.60	$0.47

Weighted-average common shares outstanding
Basic	20,075	20,196	20,045
Diluted	20,465	20,749	20,743

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	167	(265)	(101)
Comprehensive income	$10,128	$12,218	$9,681

SIMULATIONS PLUS, INC.
CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)	August 31, 2023	August 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$57,523	$51,567
Accounts receivable, net of allowance for doubtful accounts of $46 and $12	10,201	13,787
Prepaid income taxes	804	1,391
Prepaid expenses and other current assets	3,904	3,377
Short-term investments	57,940	76,668
Total current assets	130,372	146,790
Long-term assets
Capitalized computer software development costs, net of accumulated amortization of $17,199 and $15,672	11,335	9,563
Property and equipment, net	671	632
Operating lease right-of-use assets	1,247	1,420
Intellectual property, net of accumulated amortization of $9,301 and $7,928	8,689	9,057
Other intangible assets, net of accumulated amortization of $2,107 and $2,662	12,825	7,560
Goodwill	19,099	12,921
Deferred tax assets	1,438	—
Other assets	425	439
Total assets	$186,101	$188,382
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$144	$225
Accrued compensation	4,392	3,254
Accrued expenses	659	931
Contracts payable	3,250	—
Operating lease liability - current portion	442	461
Deferred revenue	3,100	2,864
Total current liabilities	11,987	7,735
Long-term liabilities
Deferred income taxes, net	—	1,456
Operating lease liability	755	943
Contracts payable – net of current portion	3,330	—
Total liabilities	16,072	10,134
Commitments and contingencies	—	—
Shareholders' equity
Preferred stock, $0.001 par value - 10,000,000 shares authorized; no shares issued and outstanding	$—	$—
Common stock, $0.001 par value and additional paid-in capital —50,000,000 shares authorized; 19,937,961 and 20,260,070 shares issued and outstanding	144,974	138,512
Retained earnings	25,196	40,044
Accumulated other comprehensive loss	(141)	(308)
Total shareholders' equity	170,029	178,248
Total liabilities and shareholders' equity	$186,101	$188,382

SIMULATIONS PLUS, INC.
Trended Financial Information*
(Unaudited)

(in millions except earnings per share amounts)

	FY 2022				FY 2023				2022	2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	FY	FY
Revenue
Software	$7.4	$9.8	$9.6	$5.9	$6.1	$10.5	$10.6	$9.3	$32.7	$36.5
Services	5.0	5.0	5.3	5.8	5.9	5.3	5.6	6.3	21.2	23.1
Total	$12.4	$14.8	$15.0	$11.7	$12.0	$15.8	$16.2	$15.6	$53.9	$59.6

Gross Margin
Software	90.0%	92.0%	92.4%	86.1%	85.4%	92.0%	91.5%	89.4%	90.6%	90.1%
Services	60.0%	59.3%	65.6%	68.2%	69.7%	66.2%	63.4%	62.1%	63.5%	65.3%
Total	77.8%	80.9%	82.9%	77.2%	77.7%	83.4%	81.8%	78.4%	79.9%	80.5%

Income from operations	$3.8	$5.5	$4.9	$0.7	$0.9	$4.0	$4.1	$(0.3)	$14.9	$8.7
Operating Margin	30.6%	37.0%	33.1%	5.9%	7.3%	25.6%	25.2%	-1.8%	27.7%	14.6%
Net Income	$3.0	$4.4	$4.1	$1.0	$1.2	$4.2	$4.0	$0.5	$12.5	$10.0
Diluted Earnings Per Share	$0.15	$0.21	$0.20	$0.05	$0.06	$0.20	$0.20	$0.03	$0.60	$0.49
Adjusted EBITDA	$5.3	$7.2	$6.5	$2.5	$3.0	$6.2	$6.5	$4.9	$21.5	$20.6
Adjusted Diluted EPS	$0.15	$0.21	$0.20	$0.06	$0.07	$0.21	$0.21	$0.18	$0.61	$0.67
Cash Flow from Operations	$3.6	$2.6	$3.8	$7.9	$4.7	$5.5	$8.5	$3.1	$17.9	$21.9

Revenue Breakdown by Region
Americas	$8.5	$9.7	$11.2	$8.4	$8.5	$10.6	$10.8	$11.0	$37.7	$40.8
EMEA	3.0	3.7	1.9	1.7	2.1	3.6	3.4	2.6	10.4	11.7
Asia Pacific	0.9	1.4	1.9	1.6	1.3	1.5	2.1	2.1	5.8	7.0
Total	$12.4	$14.8	$15.0	$11.7	$12.0	$15.8	$16.2	$15.6	$53.9	$59.6

Software Performance Metrics
Average Revenue per Customer (in 000s)
Commercial	$71.0	$101.0	$95.0	$65.0	$68.0	$110.0	$97.0	$88.0

Services Performance Metrics
Backlog	$15.4	$17.0	$16.7	$15.9	$15.8	$15.4	$15.7	$19.5

*Numbers may not add due to rounding

SIMULATIONS PLUS, INC.
Reconciliation of Adjusted EBITDA to Net Income*
(Unaudited)

(in millions)

	FY 2022				FY 2023				2022	2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	FY	FY
Net Income	$3.0	$4.4	$4.1	$1.0	$1.2	$4.2	$4.0	$0.5	$12.5	$10.0
Excluding:
Interest income and expense, net	(0.1)	(0.1)	(0.1)	(0.4)	(0.8)	(1.0)	(1.1)	(1.3)	(0.7)	(4.1)
Provision for income taxes	0.8	1.1	0.7	(0.1)	0.4	0.9	0.9	(0.5)	2.6	1.7
Depreciation and amortization	0.8	1.0	0.9	0.9	0.9	0.9	0.9	1.1	3.6	3.9
Stock-based compensation	0.6	0.7	0.7	0.7	0.9	1.2	1.1	1.1	2.7	4.2
(Gain) loss on currency exchange	(0.1)	(0.1)	0.2	0.2	—	—	0.3	0.2	0.2	0.5
Impairment of other intangibles	—	—	—	—	—	—	—	0.5	—	0.5
Change in value of contingent consideration	0.1	0.1	—	—	—	—	—	0.7	0.3	0.7
Mergers & Acquisitions expense	—	—	—	0.3	0.3	0.1	0.4	2.5	0.3	3.3
Adjusted EBITDA	$5.3	$7.2	$6.5	$2.5	$3.0	$6.2	$6.5	$4.9	$21.5	$20.6
*Numbers may not add due to rounding

SIMULATIONS PLUS, INC.
Reconciliation of Adjusted Diluted EPS to Diluted EPS*
(Unaudited)
(in millions, except Diluted EPS and Adjusted Diluted EPS)

	FY 2022				FY 2023				2022	2023
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	FY	FY
Net Income (GAAP)	$3.0	$4.4	$4.1	$1.0	$1.2	$4.2	$4.0	$0.5	$12.5	$10.0
Excluding:
Mergers & Acquisitions expense	—	—	—	0.3	0.3	0.1	0.4	0.9	0.3	1.7
Immunetrics transaction costs	—	—	—	—	—	—	—	2.3	—	2.3
Cognigen trade name write-off	—	—	—	—	—	—	—	0.5	—	0.5
Tax effect on above adjustments	—	—	—	(0.1)	(0.1)	—	(0.1)	(0.5)	(0.1)	(0.7)
Adjusted Net income (Non-GAAP)	$3.0	$4.4	$4.1	$1.2	$1.5	$4.2	$4.3	$3.7	$12.8	$13.8
Weighted-average common shares outstanding:
Diluted	20.7	20.7	20.8	20.9	20.8	20.5	20.4	20.4	20.7	20.5

Diluted EPS (GAAP)	$0.15	$0.21	$0.20	$0.05	$0.06	$0.20	$0.20	$0.03	$0.60	$0.49
Adjusted Diluted EPS (Non-GAAP)	$0.15	$0.21	$0.20	$0.06	$0.07	$0.21	$0.21	$0.18	$0.61	$0.67
*Numbers may not add due to rounding